Exhibit 5-A

[Tech Data Corporation Letterhead]

September 21, 2012

Tech Data Corporation

5350 Tech Data Drive

Clearwater, Florida 33760

Re:	Tech Data Corporation $350,000,000 3.750% Senior Notes due 2017

Ladies and Gentlemen:

I have acted as counsel to Tech Data Corporation, a Florida corporation (the “Company”). This opinion is furnished in connection with the offering and sale pursuant to a registration statement on Form S-3 (No. 333-176665) (the “Registration Statement”) and the prospectus, dated September 2, 2011, as supplemented by the prospectus supplement thereto, dated September 14, 2012 (together, the “Prospectus”), of $350,000,000 aggregate principal amount of 3.750% Senior Notes due 2017 (the “Securities”). The Securities were issued under an indenture dated as of September 21, 2012 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”).

The Company has authorized me to furnish an opinion on certain matters in connection with the offering. I have received, examined and reviewed only the following documents, and have made no independent verification of the facts asserted to be true and correct in those documents:

A.	The Articles of Incorporation of the Company, as certified by the Florida Department of State;

B.	The Bylaws of the Company;

C.	the Registration Statement and the documents incorporated by reference therein;

D.	the Prospectus and the documents incorporated by reference therein;

E.	the Underwriting Agreement, dated September 14, 2012, between the Company and the several underwriters named in Schedule I thereto;

F.	the Indenture and a facsimile copy of the Securities in global form as executed by the Company and authenticated by the Trustee; and

G.	Resolutions of the Board of Directors of the Company duly adopted on August 31, 2011 and August 29, 2012.

I do not express any opinion concerning any law other than the laws of Florida.

In rendering this opinion, I have made the following assumptions:

(i) All statutes, judicial and administrative decisions, and rules and regulations of governmental agencies constituting the law for which opining counsel is assuming responsibility are published or otherwise generally accessible in each case in a manner generally available to lawyers practicing in opining counsel’s judicial circuit;

(ii) The constitutionality and validity of all relevant laws, regulations and agency actions, unless a reported case has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult.

September 21, 2012

(iii) The genuineness of each signature, the completeness of each document submitted to me, the authenticity of each document reviewed by me as an original, the conformity to the original of each document reviewed by me as a copy and the authenticity of the original of each document received by me as a copy; and

(iv) The truthfulness of each statement as to all factual matters contained in the documents reviewed by me.

Based solely on the foregoing, and subject to the qualifications and limitations stated in this letter, I am of the opinion that:

the Company is validly existing under the laws of the State of Florida and the offering, sale and issuance by the Company of the Securities have been duly authorized by all necessary corporate action of the Company and the Securities have been duly executed and delivered by the Company under the law of the State of Florida.

I hereby consent to the filing of this opinion letter as Exhibit 5-A to the Company’s Current Report on Form 8-K dated September 21, 2012 and to the reference to me in the Prospectus under the heading “Legal Matters.” In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or an expert with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and I assume no obligation to advise, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

TECH DATA CORPORATION

/s/ David R. Vetter

David R. Vetter
Senior Vice President and General Counsel